UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Security Bank Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 24, 2008

Dear Security Bank Corporation Shareholder:

We recently mailed you proxy materials in connection with our upcoming Annual Meeting of Shareholders to be held on Thursday, May 15, 2008. According to our records, we have not yet received your proxy.

It is very important that your shares be voted, regardless of the number of shares you own. We hope you can attend the meeting in person, but even if you plan to do so, we encourage you to vote your shares ahead of time by using the enclosed proxy card, the telephone or Internet. This will ensure that you will be represented at the meeting.

Please take a moment to VOTE your shares by returning your proxy in the envelope provided. If your shares are held with a broker or bank, you can also vote via the Internet by following the enclosed instructions.

Our Board of Directors unanimously recommends a “FOR” vote on proposals 1, 2 and 3 and an “AGAINST” vote on proposal 4.

Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.

Sincerely,

H. Averett “Rett” Walker
President and Chief Executive Officer

4219 Forysth Road • Macon, GA 31210